SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) November 2, 2006

KREIDO BIOFUELS, INC.
(formerly Gemwood Productions, Inc.)
(Exact name of Registrant as specified in its charter)

Nevada	333-130606	20-3240178
(State or other jurisdiction	(Commission File number)	(IRS Employer Identification No.)
of incorporation or organization)

88 West 44th Avenue, Vancouver, British Columbia, V5Y 2V1, Canada

(Address of principal executive offices) (Zip Code)

(604) 738-0540

(Registrant’s Telephone Number, Including Area Code)

C Alta Mar 157 Fracc Baja Del Mar, Playas de Rosarito BC 22710 Mexico
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Please see Item 5.02 below for a discussion of our oral arrangement with our new president, secretary and chief financial officer.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective November 2, 2006, Victor Manuel Savceda, our president, chief executive officer, chief financial officer, secretary and a director, resigned as an officer and remained as a director. Mr. Savceda's resignation as an officer did not result from any disagreement between him and us.

(c) Effective November 2, 2006, we appointed Stephen B. Jackson as our president, secretary, chief financial officer and a director.

Mr. Jackson has been principally engaged in the private practice of law since May 1988. Mr. Jackson is a graduate of the University of British Columbia, receiving a Bachelor of Arts degree in 1985. Mr. Jackson received a Bachelor of Legal Letters degree from Osgoode Hall Law School of York University in 1988. He is a member in good standing with the Law Societies of British Columbia and the Yukon.

We have orally agreed to compensate Mr. Jackson at the rate of $1,500 per month for serving as our president, secretary and chief financial officer. Our oral agreement is terminable at will upon one day’s notice by either party.

During the last two years, there have been no transactions, or proposed transactions, to which we were or are a party, in which Mr. Jackson had or is to have a direct or indirect material interest. Mr. Savceda and Mr. Jackson are not related to each other.

Section 8 - Other Information

Item 8.01. Other Information

On November 2, 2006, our Board of Directors declared a 9.7222223 for 1 forward stock split in the form of a dividend. The record date for the stock dividend is November 17, 2006, and the payment date is November 20, 2006.

On November 2, 2006, we filed Amended and Restated Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada which (i) effected several changes to our Articles of Incorporation and (ii) consolidated the various amendments to our Articles into one document.

Pursuant to the Amendment, we increased our authorized capital stock from 75,000,000 shares of common stock, par value $0.001, to 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

The Amendment also changed our name from Gemwood Productions, Inc. to Kreido Biofuels, Inc.

We are currently engaged in discussions with Kreido Laboratories regarding the possibility of a reverse triangular merger (the “Merger”) involving the two companies. At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with the Merger. With the permission of Kreido Laboratories, we changed our name to facilitate these discussions.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation, filed November 2, 2006

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Kreido Biofuels, Inc.

Date: November 3, 2006	By:	/s/ Stephen B. Jackson
Stephen B. Jackson
President